UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2014

Park-Ohio Holdings Corp.

(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

6065 Parkland Blvd.

Cleveland, OH 44124

(Address of principal executive offices)

(440) 947-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 6, 2014, the Board of Directors of Park-Ohio Holdings Corp. (the “Company”) approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all of its directors, officers and employees. The amendments enhance the provisions of the Code of Conduct regarding compliance with laws and reporting, business conduct and international transactions. The amendments also include technical, administrative and other non-substantive changes in other sections of the Code of Conduct. The foregoing summary of the amendments to the Code of Conduct is qualified in its entirety by reference to the amended Code of Conduct, which is filed as Exhibit 14 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Code of Conduct will also be posted as soon as practicable on the Governance page of the Company’s website at www.pkoh.com.

Item 9.01.	Financial Statements and Exhibits.

14	Park-Ohio Holdings Corp. Code of Business Conduct and Ethics, effective March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park-Ohio Holdings Corp. (Registrant)

Date: March 12, 2014	By: /s/ Robert D. Vilsack
Robert D. Vilsack
Secretary